WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE>                         6
<CIK>                             0000357159
<NAME>                            Federated U.S. Government Securities Fund : 2-5 Years
<SERIES>
     <NUMBER>                     011
     <NAME>                       Federated U.S. Govt Sec Fund: 2-5 Years - Institutional Shares

<PERIOD-TYPE>                     6-MOS
<FISCAL-YEAR-END>                 Jan-31-2001
<PERIOD-END>                      Jul-31-2000

